UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 1, 2005 (August 26, 2005)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 ☐ Written communications pursuant to Rule 425 under the Securities Act
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8 Other Event

Item 8.01. Other Event

The Arbitration Panel (“Panel”) in the Nukem uranium case, held a Status Conference Hearing in Denver, Colorado on August 26, 2005 to consider the procedures, schedule and scope of the remand. The U.S. District Court of Colorado previously remanded the case to the Panel pursuant to the mandate of the 10th Circuit Court of Appeals to clarify the following issues:

1.	The definition of “Purchase rights” and the “profits there from” including the valuation of either that are contained in the Constructive Trust;
2.	The duration of the Constructive Trust;
3.	What costs should be deducted when computing the value of the Constructive Trust; and
4.	Whether prejudgment interest should be awarded on the value of the Constructive Trust.

On August 26, 2005, the Panel directed the parties to make written submissions to resolve the issues concerning the definition of the Constructive Trust and its components (e.g. purchase rights). The Panel issued a written order on August 31, 2005 confirming this directive. Nukem’s request to present new facts and evidence on the issue of the Constructive Trust was rejected by the Panel. All submissions are specifically limited to the facts introduced into evidence before the Panel in the 1994 and 1995 hearings, currently in the record. Initial submissions to the Panel are due on November 4, 2005 and reply submissions are due on December 6, 2005. A one day hearing will be held in New York City on December 20, 2005.

For information on the Nukem litigation, please see the Form 10-K for the year ended December 31, 2004.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: September 1, 2005	By:	/s/Keith G. Larsen
Keith G. Larsen, Chairman and CEO